Exhibit 99.1

Sunoco, Inc.

1735 Market Street

Philadelphia, Pa. 19103-7583

For further information contact Thomas Golembeski (media) 215-977-6298 Tom Harr (investors) 215-977-6764	For release: IMMEDIATELY

No. 29-08

SUNOCO REPORTS THIRD QUARTER 2008 RESULTS

PHILADELPHIA, November 5, 2008 – Sunoco, Inc. (NYSE: SUN) today reported net income of $549 million ($4.70 per share diluted) for the third quarter of 2008 versus $216 million ($1.81 per share diluted) for the third quarter of 2007. Excluding special items, Sunoco had income for the 2008 third quarter of $559 million ($4.78 per share diluted). There were no special items in the third quarter of 2007.

For the first nine months of 2008, Sunoco reported net income of $572 million ($4.88 per share diluted) versus $900 million ($7.46 per share diluted) in the first nine months of 2007. Excluding special items, income in the first nine months of 2008 was $561 million ($4.79 per share diluted) versus $810 million ($6.71 per share diluted) in the first nine months of 2007.

“After an extremely challenging market environment in the first half of 2008, very strong margins in our Refining and Supply and Retail Marketing businesses led to a record result in the third quarter,” said Lynn Elsenhans, Sunoco’s Chief Executive Officer and President. “Refining and Supply earned $424 million as falling crude oil prices and reduced industry production related to the Gulf Coast hurricane activity led to significantly improved margins. In addition, optimization actions during the quarter greatly enhanced our capture of available market opportunities. We reduced the amount of Nigerian-sourced crude oil run at our refineries by more than 200,000 barrels per day versus historical levels during a period when premiums for Nigerian grades remained high. At the same time, we continued to optimize our product yields to maximize distillate production early in the quarter when gasoline margins were weak and then increased gasoline production during September as market demand for gasoline increased.

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“Demonstrating the diversity of our earnings base, Sunoco’s non-refining businesses earned $140 million during the third quarter, their highest quarterly contribution ever. Retail Marketing earned $72 million despite lower year-over-year sales volumes as falling wholesale gasoline prices through most of the quarter led to expanded retail margins. Chemicals also benefited from falling feedstock costs to earn $19 million despite some hurricane-related downtime at our Houston-area facilities in September. Some assets in our Logistics business were also impacted by the September hurricanes but otherwise continued strong performance from Sunoco Logistics Partners LP (NYSE: SXL) contributed to earnings of $20 million for this business. Finally, Coke earned a record $29 million, reflecting a partial contribution from our second cokemaking facility in Haverhill, Ohio which began operations during the quarter. With an increased contribution from these assets and the benefit of higher coal prices in the fourth quarter, we continue to expect the Coke business to earn approximately $110-$115 million for the full-year 2008.”

Commenting on the Company’s strategic outlook, Elsenhans said, “While falling wholesale gasoline prices kept retail margins strong in October, Gulf Coast refining supply is largely back on line following the hurricanes and the slowing economy will likely continue to suppress demand for refined products as we enter 2009. More than ever, this market environment requires our continued focus to maintain financial discipline. As of September 30, our net-debt-to-capital ratio was 30 percent as defined by the covenant in our revolving credit agreement. We had $327 million of cash on the balance sheet and $1.8 billion of available liquidity, including funds available to SXL. In addition, we have decided not to proceed with the previously announced capital improvement project to upgrade the Tulsa refinery, which will reduce planned spending by approximately $375 million. Sunoco continues to pursue the potential sale of the facility and re-evaluate our entire portfolio of assets to be responsive to changing global market conditions and achieve enhanced shareholder value. Further updates on each of these matters as well as additional detail on our 2009 capital program will be discussed at a meeting for securities analysts and investors to be held on December 15, 2008.”

DETAILS OF THIRD QUARTER RESULTS

REFINING AND SUPPLY

Refining and Supply earned $424 million in the third quarter of 2008 versus $171 million in the third quarter of 2007. The increase in earnings was primarily due to higher realized margins, partially offset by higher expenses and lower production volumes. The higher margins primarily resulted from tighter product markets following storms in the U.S. Gulf Coast region.

RETAIL MARKETING

Retail Marketing earned $72 million in the third quarter of 2008 versus $31 million in the third quarter of 2007. The increase in earnings was primarily due to higher average retail gasoline and distillate margins, partially offset by lower retail gasoline sales volumes and lower divestment gains. Results for the quarter included a $5 million after-tax charge related to asset impairment losses and associated

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costs in conjunction with the Company’s Retail Portfolio Management (RPM) program. The Company anticipates that the future gains to be recognized from the divestment of sites under the RPM program will exceed the impairment losses and associated costs recognized during the quarter.

CHEMICALS

Chemicals earned $19 million in the third quarter of 2008 versus $13 million in the prior-year period. The increase in earnings was due primarily to higher margins, partially offset by lower sales volumes.

LOGISTICS

Earnings for the Logistics segment were $20 million in the third quarter of 2008 versus $14 million in the third quarter of 2007. The increase was due to continued improved results from SXL which benefited from increased pipeline fees and higher lease acquisition margins in its western pipeline system as well as higher earnings from the eastern pipeline system and terminalling operations.

COKE

The Coke business earned $29 million in the third quarter of 2008 versus $7 million in the third quarter of 2007. The increase in earnings was due primarily to increased price realizations from coal and coke production and higher coke sales volumes at Jewell.

CORPORATE AND OTHER

Corporate administrative expenses (income) were $(2) million after tax in the third quarter of 2008 versus $11 million after tax in the third quarter of 2007. The decrease in expenses was primarily due to an $11 million favorable income tax consolidation adjustment in the third quarter of 2008. This adjustment essentially reversed unfavorable adjustments recorded in the first half of the year.

Net financing expenses were $7 million after tax in the third quarter of 2008 versus $9 million after tax in the third quarter of 2007. The decrease was primarily due to higher capitalized interest and the absence of expense attributable to the preferential return of third-party investors in Sunoco’s Indiana Harbor cokemaking operations, partially offset by lower interest income.

SPECIAL ITEMS

During the third quarter of 2008, Sunoco elected not to proceed with a capital project at its Tulsa refinery and, as a result, recorded a $10 million after-tax provision to write-off the expenditures incurred to date on this project.

NINE MONTH RESULTS

Sunoco earned $572 million, or $4.88 per share of common stock on a diluted basis, for the first nine months of 2008 versus $900 million, or $7.46 per share, in the comparable 2007 period. The decrease

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SUNOCO 3Q08 EARNINGS, PAGE 4

was primarily due to lower margins in Sunoco’s Refining and Supply business. Also contributing to the decline were the absence of a $90 million after-tax gain related to the prior issuance of SXL limited partnership units, higher expenses, lower production of refined products, lower gains on asset divestments, lower retail gasoline and distillate sales volumes, and the provision for asset write-downs associated with the canceled capital project at the Tulsa refinery. Partially offsetting these negative factors were higher average retail gasoline and distillate margins, higher income attributable to Sunoco’s Coke, Logistics and Chemicals businesses, lower net financing expenses and an $11 million after-tax gain on an insurance recovery and a $10 million after-tax gain pertaining to certain income tax matters that were recognized in the second quarter of 2008.

Sunoco, Inc., headquartered in Philadelphia, PA, is a leading manufacturer and marketer of petroleum and petrochemical products. With 910 thousand barrels per day of refining capacity, approximately 4,700 retail sites selling gasoline and convenience items, approximately 5,500 miles of crude oil and refined product owned and operated pipelines and 38 product terminals, Sunoco is one of the largest independent refiner-marketers in the United States. Sunoco is a significant manufacturer of petrochemicals with annual sales of approximately five billion pounds, largely chemical intermediates used to make fibers, plastics, film and resins. Utilizing a unique, patented technology, Sunoco’s cokemaking facilities in the United States have the capacity to manufacture approximately 3.0 million tons annually of high-quality metallurgical-grade coke for use in the steel industry. Sunoco also is the operator of, and has an equity interest in, a 1.7 million tons-per-year cokemaking facility in Vitória, Brazil.

Anyone interested in obtaining further insights into the third quarter’s results can monitor the Company’s quarterly teleconference call, which is scheduled for 3:00 p.m. ET on November 6, 2008. It can be accessed through Sunoco’s website - www.SunocoInc.com. It is suggested that you visit the site prior to the teleconference to ensure that you have downloaded any necessary software.

Those statements made in this release that are not historical facts are forward-looking statements intended to be covered by the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although Sunoco believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Sunoco’s business prospects and performance, causing actual results to differ materially from those discussed in this release. Such risks and uncertainties include, by way of example and not of limitation: general economic, financial and business conditions which could affect Sunoco’s financial condition and results of operations; changes in competition and competitive practices, including the impact of foreign imports; effects of weather conditions and natural disasters on the Company’s operating facilities and on product supply and demand; changes in refining, marketing and chemical margins; changes in coal and coke prices; variation in crude oil and petroleum-based commodity prices and availability of crude oil and

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feedstock supply or transportation; effects of transportation disruptions; changes in the price differentials between light-sweet and heavy-sour crude oils; changes in the marketplace which may affect supply and demand for Sunoco’s products; changes in the level of capital expenditures or operating expenses; changes in product specifications; availability and pricing of ethanol; changes in the level of environmental capital, operating or remediation expenditures; age of, and changes in the reliability, efficiency and capacity of, the Company’s operating facilities or those of third parties; effects of adverse events relating to the operation of the Company’s facilities and to the transportation and storage of hazardous materials (including equipment malfunction, explosions, fires, spills, and the effects of severe weather conditions); risks related to labor relations and workplace safety; changes in, or new, statutes and government regulations or their interpretations, including those relating to the environment and global warming; changes in accounting rules and/or tax laws or their interpretations, including the method of accounting for inventories and pensions; ability to identify acquisitions, execute them under favorable terms and integrate them into the Company’s existing businesses; ability to enter into joint ventures and other similar arrangements under favorable terms; delays and/or costs related to construction, improvements and/or repairs of facilities (including shortages of skilled labor, the issuance of applicable permits and inflation); nonperformance or force majeure by, or disputes with, major customers, suppliers, dealers, distributors or other business partners; changes in credit terms required by suppliers; changes in financial markets impacting pension expense and funding requirements; political and economic conditions in the markets in which the Company, its suppliers or customers operate, including the impact of potential terrorist acts and international hostilities; military conflicts between, or internal instability in, one or more oil producing countries, governmental actions and other disruptions in the ability to obtain crude oil; changes in the availability and cost of equity and debt financing, including amounts under the Company’s revolving credit facilities; performance of financial institutions impacting the Company’s liquidity, including those supporting the Company’s revolving credit and accounts receivable securitization facilities; changes in the credit ratings assigned to the Company’s debt securities or credit facilities; and changes in the status of, or initiation of new, litigation, arbitration or other proceedings to which the Company is a party or liability resulting from such litigation, arbitration or other proceedings, including natural resource damage claims. These and other applicable risks and uncertainties have been described more fully in Sunoco’s Second Quarter 2008 Form 10-Q filed with the Securities and Exchange Commission on August 7, 2008 and in other periodic reports filed with the Securities and Exchange Commission. Sunoco undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

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Sunoco, Inc.

2008 Third Quarter and Nine-Month Financial Summary

(Unaudited)

	2008	2007
Third Quarter

Revenues	$16,109,000,000	$11,497,000,000

Net Income	$549,000,000	$216,000,000

Net Income Per Share of Common Stock:
Basic	$4.70	$1.82
Diluted	$4.70	$1.81

Weighted-Average Number of Shares Outstanding (In Millions):
Basic	116.9	119.0
Diluted	116.9	119.2

Nine Months

Revenues	$45,006,000,000	$31,566,000,000

Net Income	$572,000,000	$900,000,000

Net Income Per Share of Common Stock:
Basic	$4.89	$7.48
Diluted	$4.88	$7.46

Weighted-Average Number of Shares Outstanding (In Millions):
Basic	117.0	120.4
Diluted	117.1	120.7

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Three Months Ended September 30
	2008	2007	Variance
Refining and Supply	$424	$171	$253
Retail Marketing	72	31	41
Chemicals	19	13	6
Logistics	20	14	6
Coke	29	7	22
Corporate and Other:
Corporate expenses	2	(11)	13
Net financing expenses and other	(7)	(9)	2

	559	216	343
Special items	(10)	—	(10)

Consolidated net income	$549	$216	$333

Earnings per share of common stock (diluted):
Income before special items	$4.78	$1.81	$2.97
Special items	(.08)	—	(.08)

Net income	$4.70	$1.81	$2.89

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Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	Nine Months Ended September 30
	2008	2007	Variance
Refining and Supply	$333	$729	$(396)
Retail Marketing	98	68	30
Chemicals	40	28	12
Logistics	56	33	23
Coke	77	31	46
Corporate and Other:
Corporate expenses	(26)	(44)	18
Net financing expenses and other	(17)	(35)	18

	561	810	(249)
Special items	11	90	(79)

Consolidated net income	$572	$900	$(328)

Earnings per share of common stock (diluted):
Income before special items	$4.79	$6.71	$(1.92)
Special items	.09	.75	(.66)

Net income	$4.88	$7.46	$(2.58)

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SUNOCO 3Q08 EARNINGS, PAGE 9

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2008	2007	2008	2007
TOTAL REFINING AND SUPPLY

Income (Millions of Dollars)	$424	$171	$333	$729
Realized Wholesale Margin* (Per Barrel of Production Available for Sale)	$14.72	$8.06	$8.51	$9.94
Crude Inputs as Percent of Crude Unit Rated Capacity**	88	96	86	91
Throughputs (Thousand Barrels Daily):
Crude Oil	803.6	873.1	782.5	818.3
Other Feedstocks	89.4	79.1	83.3	79.0

Total Throughputs	893.0	952.2	865.8	897.3

Products Manufactured (Thousand Barrels Daily):
Gasoline	404.8	456.9	397.3	432.3
Middle Distillates	331.1	329.0	317.2	304.1
Residual Fuel	58.1	73.2	55.2	66.3
Petrochemicals	38.5	37.7	35.7	36.3
Lubricants	11.6	11.1	11.7	11.7
Other	81.1	80.4	80.6	79.6

Total Production	925.2	988.3	897.7	930.3
Less: Production Used as Fuel in Refinery Operations	41.3	45.5	40.2	43.2

Total Production Available for Sale	883.9	942.8	857.5	887.1

*	Wholesale sales revenue less related cost of crude oil, other feedstocks, product purchases and terminalling and transportation divided by production available for sale.
**	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in MidContinent Refining in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 3Q08 EARNINGS, PAGE 10

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2008	2007	2008	2007
Northeast Refining*

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$15.20	$6.35	$8.70	$8.05
Market Benchmark 6-3-2-1 (Value Added) (Per Barrel)	$11.98	$8.46	$9.51	$10.25
Crude Inputs as Percent of Crude Unit Rated Capacity	88	98	86	91
Throughputs (Thousand Barrels Daily):
Crude Oil	573.6	643.2	562.3	599.1
Other Feedstocks	79.4	69.3	74.3	69.1

Total Throughputs	653.0	712.5	636.6	668.2

Products Manufactured (Thousand Barrels Daily):
Gasoline	306.9	342.7	299.3	320.1
Middle Distillates	236.6	249.8	231.6	230.5
Residual Fuel	53.1	67.9	50.4	62.1
Petrochemicals	31.0	29.3	29.1	28.0
Other	48.8	47.7	49.0	49.3

Total Production	676.4	737.4	659.4	690.0
Less: Production Used as Fuel in Refinery Operations	30.2	34.1	29.4	31.9

Total Production Available for Sale	646.2	703.3	630.0	658.1

MidContinent Refining**

Realized Wholesale Margin (Per Barrel of Production Available for Sale)	$13.41	$13.10	$7.99	$15.37
Market Benchmark 3-2-1 (Per Barrel)	$15.51	$17.02	$11.22	$18.80
Crude Inputs as Percent of Crude Unit Rated Capacity***	90	90	86	88
Throughputs (Thousand Barrels Daily):
Crude Oil	230.0	229.9	220.2	219.2
Other Feedstocks	10.0	9.8	9.0	9.9

Total Throughputs	240.0	239.7	229.2	229.1

*	Comprised of the Marcus Hook, Philadelphia and Eagle Point refineries.
**	Comprised of the Toledo and Tulsa refineries.
***	Reflects the impact of a 10 thousand barrels-per-day increase in crude unit capacity in July 2007 attributable to a crude unit debottleneck project at the Toledo refinery.

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SUNOCO 3Q08 EARNINGS, PAGE 11

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2008	2007	2008	2007
MidContinent Refining (continued)

Products Manufactured (Thousand Barrels Daily):
Gasoline	97.9	114.2	98.0	112.2
Middle Distillates	94.5	79.2	85.6	73.6
Residual Fuel	5.0	5.3	4.8	4.2
Petrochemicals	7.5	8.4	6.6	8.3
Lubricants	11.6	11.1	11.7	11.7
Other	32.3	32.7	31.6	30.3

Total Production	248.8	250.9	238.3	240.3
Less: Production Used as Fuel in Refinery Operations	11.1	11.4	10.8	11.3

Total Production Available for Sale	237.7	239.5	227.5	229.0

RETAIL MARKETING

Income (Millions of Dollars)	$72	$31	$98	$68
Retail Margin* (Per Barrel):
Gasoline	$7.85	$4.68	$5.20	$4.15
Middle Distillates	$5.94	$3.41	$5.95	$4.88
Sales (Thousand Barrels Daily):
Gasoline	287.0	302.9	288.5	303.2
Middle Distillates	37.3	37.3	37.4	41.3

	324.3	340.2	325.9	344.5

Total Retail Gasoline Outlets, End of Period	4,716	4,687	4,716	4,687
Gasoline and Diesel Throughput per Company- Owned or Leased Outlet (M Gal/Site/Month)	150	154	148	149
Convenience Stores:
Total Stores, End of Period	706	730	706	730
Merchandise Sales (M$/Store/Month)	$90	$91	$84	$84
Merchandise Margin (Company Operated) (% of Sales)	27%	27%	27%	27%

*	Retail sales price less related wholesale price, terminalling and transportation costs and consumer excise taxes per barrel. The retail sales price is the weighted-average price received through the various branded marketing distribution channels.

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SUNOCO 3Q08 EARNINGS, PAGE 12

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30			For the Nine Months Ended September 30
	2008		2007	2008		2007
CHEMICALS

Income (Millions of Dollars)	$19		$13	$40		$28
Margin* (Cents per Pound):
All Products**	12.0		10.0	10.6		10.1
Phenol and Related Products	10.6		8.7	9.1		8.6
Polypropylene**	14.0		11.7	12.5		11.9
Sales (Millions of Pounds):
Phenol and Related Products	607		633	1,797		1,869
Polypropylene	531		623	1,662		1,747
Other	14		19	57		61

	1,152		1,275	3,516		3,677

*       Wholesale sales revenue less cost of feedstocks, product purchases and related terminalling and transportation divided by sales volumes.

**     The polypropylene and all products margins include the impact of a long-term supply contract with Equistar Chemicals, L.P. which is priced on a cost-based formula that includes a fixed discount.

LOGISTICS

Income (Millions of Dollars)	$20		$14	$56		$33
Pipeline and Terminal Throughput (Thousand Barrels Daily)*:
Unaffiliated Customers	1,154		1,127	1,195		1,152
Affiliated Customers	1,623		1,710	1,582		1,645

	2,777		2,837	2,777		2,797

* Excludes joint-venture operations.

COKE

Income (Millions of Dollars)	$29		$7	$77		$31
Coke Production (Thousands of Tons):
United States	693	*	621	1,920	*	1,852
Brazil**	408		403	1,200		672

*	Includes amounts attributable to a second 550 thousand tons-per-year cokemaking facility at SunCoke Energy’s Haverhill site which commenced limited operations in July 2008.
**	Represents amounts attributable to the facility in Vitória, Brazil which commenced limited operations in March 2007.

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SUNOCO 3Q08 EARNINGS, PAGE 13

Sunoco, Inc.

Financial and Operating Statistics (Unaudited)

	For the Three Months Ended September 30		For the Nine Months Ended September 30
	2008	2007	2008	2007
CAPITAL EXPENDITURES (Millions of Dollars)

Refining and Supply	$147	$118	$492	$562
Retail Marketing	30	27	73	65
Chemicals	11	14	32	41
Logistics	37	21	88	85
Coke	106	52	207	123

	$331	$232	$892	$876

DEPRECIATION, DEPLETION AND AMORTIZATION (Millions of Dollars)

Refining and Supply	$67	$62	$198	$176
Retail Marketing	28	27	80	80
Chemicals	17	19	50	56
Logistics	10	10	35	28
Coke	7	5	18	15

	$129	$123	$381	$355

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SUNOCO 3Q08 EARNINGS, PAGE 14

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
Refining and Supply	$76	$482	$171	$43	$772
Retail Marketing	7	30	31	1	69
Chemicals	9	6	13	(2)	26
Logistics	9	10	14	12	45
Coke	11	13	7	(2)	29
Corporate and Other:
Corporate expenses	(15)	(18)	(11)	(23)	(67)
Net financing expenses and other	(12)	(14)	(9)	(6)	(41)

	85	509	216	23	833
Special items	90	—	—	(32)	58

Consolidated net income (loss)	$175	$509	$216	$(9)	$891

Earnings (loss) per share of common stock (diluted):
Income before special items	$.70	$4.20	$1.81	$.20	$6.94
Special items	.74	—	—	(.28)	.49

Net income (loss)	$1.44	$4.20	$1.81	$(.08)	$7.43

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SUNOCO 3Q08 EARNINGS, PAGE 15

Sunoco, Inc.

Earnings Profile of Sunoco Businesses (after tax)

(Millions of Dollars, Except Per-Share Amounts)

(Unaudited)

	2008
	1st	2nd	3rd
Refining and Supply	$(123)	$32	$424
Retail Marketing	26	—	72
Chemicals	18	3	19
Logistics	15	21	20
Coke	25	23	29
Corporate and Other:
Corporate expenses	(17)	(11)	2
Net financing expenses and other	(3)	(7)	(7)

	(59)	61	559
Special Items	—	21	(10)

Consolidated net income (loss)	$(59)	$82	$549

Earnings (loss) per share of common stock (diluted):
Income (loss) before special items	$(.50)	$.52	$4.78
Special items	—	.18	(.08)

Net income (loss)	$(.50)	$.70	$4.70

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SUNOCO 3Q08 EARNINGS, PAGE 16

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2007
	1st	2nd	3rd	4th	Total
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$9,135	$10,724	$11,475	$13,136	$44,470
Interest income	5	4	7	9	25
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	151	—	—	—	151
Other income, net	14	36	15	17	82

	9,305	10,764	11,497	13,162	44,728

COSTS AND EXPENSES
Cost of products sold and operating expenses	7,988	8,865	10,078	12,040	38,971
Consumer excise taxes	641	669	673	644	2,627
Selling, general and administrative expenses	221	236	221	274	952
Depreciation, depletion and amortization	115	117	123	125	480
Payroll, property and other taxes	37	30	36	32	135
Provision for asset write-downs and other matters	—	—	—	53	53
Interest cost and debt expense	35	32	29	31	127
Interest capitalized	(9)	(5)	(5)	(7)	(26)

	9,028	9,944	11,155	13,192	43,319
Income (loss) before income tax expense (benefit)	277	820	342	(30)	1,409
Income tax expense (benefit)	102	311	126	(21)	518

Net income (loss)	$175	$509	$216	$(9)	$891

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SUNOCO 3Q08 EARNINGS, PAGE 17

Sunoco, Inc.

Consolidated Statements of Operations

(Millions of Dollars)

(Unaudited)

	2008
	1st	2nd	3rd
REVENUES
Sales and other operating revenue (including consumer excise taxes)	$12,796	$16,061	$16,092
Interest income	9	3	4
Other income, net	8	20	13

	12,813	16,084	16,109

COSTS AND EXPENSES
Cost of products sold and operating expenses	11,935	14,951	14,155
Consumer excise taxes	590	635	645
Selling, general and administrative expenses	198	222	235
Depreciation, depletion and amortization	128	124	129
Payroll, property and other taxes	42	34	39
Provision for asset write-downs and other matters	—	(18)	17
Interest cost and debt expense	28	28	27
Interest capitalized	(9)	(8)	(9)

	12,912	15,968	15,238
Income (loss) before income tax expense (benefit)	(99)	116	871
Income tax expense (benefit)	(40)	34	322

Net income (loss)	$(59)	$82	$549

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SUNOCO 3Q08 EARNINGS, PAGE 18

Sunoco, Inc.

Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	At September 30 2008	At December 31 2007
ASSETS
Current Assets
Cash and cash equivalents	$327	$648
Accounts and notes receivable, net	3,248	2,710
Inventories	1,108	1,150
Deferred income taxes	132	130

Total Current Assets	4,815	4,638

Investments and long-term receivables	171	175
Properties, plants and equipment, net	7,539	7,039
Deferred charges and other assets	513	574

Total Assets	$13,038	$12,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	$5,456	$5,443
Short-term borrowings	103	—
Current portion of long-term debt	148	4
Taxes payable	259	193

Total Current Liabilities	5,966	5,640

Long-term debt	1,483	1,724
Retirement benefit liabilities	506	525
Deferred income taxes	1,116	1,027
Other deferred credits and liabilities	550	538
Minority interests	444	439
Shareholders’ equity	2,973	2,533

Total Liabilities and Shareholders’ Equity	$13,038	$12,426

- more -

SUNOCO 3Q08 EARNINGS, PAGE 19

Sunoco, Inc.

Consolidated Statements of Cash Flows

(Millions of Dollars)

(Unaudited)

	For the Nine Months Ended September 30
	2008	2007
INCREASES (DECREASES) IN CASH AND CASH EQUIVALENTS

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$572	$900
Adjustments to reconcile net income to net cash provided by operating activities:
Gain related to issuance of Sunoco Logistics Partners L.P. limited partnership units	—	(151)
Provision for asset write-downs and other matters	(1)	—
Depreciation, depletion and amortization	381	355
Deferred income tax expense	71	153
Minority interest share of Sunoco Logistics Partners L.P. income	61	40
Payments less than (in excess of) expense for retirement plans	5	(49)
Changes in working capital pertaining to operating activities	(388)	23
Other	37	(14)

Net cash provided by operating activities	738	1,257

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(892)	(876)
Proceeds from divestments	15	46
Other	36	(30)

Net cash used in investing activities	(841)	(860)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net repayments of short-term borrowings	—	(25)
Net proceeds from issuance of long-term debt	121	244
Repayments of long-term debt	(115)	(167)
Cash distributions to investors in cokemaking operations	(26)	(19)
Cash distributions to investors in Sunoco Logistics Partners L.P.	(45)	(41)
Cash dividend payments	(102)	(97)
Purchases of common stock for treasury	(49)	(300)
Proceeds from issuance of common stock under management incentive plans	—	6
Other	(2)	2

Net cash used in financing activities	(218)	(397)

Net decrease in cash and cash equivalents	(321)	—
Cash and cash equivalents at beginning of period	648	263

Cash and cash equivalents at end of period	$327	$263

-END OF SUNOCO 3Q08 EARNINGS REPORT-